CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement on Form N-4 (No. 333-254664) (the “Registration Statement”) of our report dated April 23, 2021 relating to the statutory basis financial statements of American General Life Insurance Company. We also consent to the references to us under the headings “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

December 17, 2021